UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2011

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 693-7120

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2011, MGM Resorts International, a Delaware corporation (the “Company”), issued $300 million in aggregate principal amount of its 4.25% Convertible Senior Notes due 2015 (Emerging Corporate Series) (the “Notes”) under an indenture dated as of June 17, 2011 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee. The Notes were sold only to an accredited investor pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”). The Notes, and shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Notes, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of the Indenture, the terms of which are incorporated herein by reference, is filed herewith as Exhibit 4.1.

The Notes will pay interest semi-annually at a rate of 4.25% per annum and mature on April 15, 2015. The Notes will be convertible into shares of Common Stock at an initial conversion rate of 53.8307 shares of Common Stock per $1,000 principal amount of the Notes, representing an initial conversion price of approximately $18.58 per share of Common Stock. The initial conversion rate is subject to adjustment under certain circumstances. The Notes will be convertible into shares of Common Stock at any time prior to the close of business on the third scheduled trading day immediately preceding the maturity date of the Notes.

Holders of the Notes may require the Company to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, in cash, upon the occurrence of certain fundamental changes involving the Company. In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any of the Notes converted in connection with such fundamental change by a specified number of shares of Common Stock.

The Notes are the Company’s senior unsecured obligations, guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries, which also guarantee the Company’s other senior indebtedness, and equal in right of payment with, or senior to, all existing or future unsecured indebtedness of the Company and each subsidiary guarantor.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the conversion thereof for shares of Common Stock is incorporated by reference to this Item 3.02 of this Current Report on Form 8-K. The Notes were sold in the United States only to an accredited investor pursuant to an exemption from the Securities Act. The Notes, and shares of the Common Stock issuable upon conversion of the Notes, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

Exhibit 4.1	Indenture, dated as of June 17, 2011, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: June 20, 2011	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Vice President & Deputy General Counsel

INDEX TO EXHIBITS

No.	Description

Exhibit 4.1	Indenture, dated as of June 17, 2011, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee.

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